                                                          Exhibit 25.1



                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM T-1

                           STATEMENT OF ELIGIBILITY
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

                     CHECK IF AN APPLICATION TO DETERMINE
                     ELIGIBILITY OF A TRUSTEE PURSUANT TO
                              SECTION 305 (B) (2)

               THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK
              (Exact name of trustee as specified in its charter)

                      New York                     13-5691211
               (State of Incorporation          (I.R.S. employer
                If not a U.S. national bank)     Identification number)

              One Liberty Plaza
              New York, N.Y.                         10006
              (Address of principal                (Zip code)
               Executive office)


                              CONSOL ENERGY INC.
              (Exact name of obligor as specified in its charter)
                                   DELAWARE
        (State or other jurisdiction of incorporation or organization)

                     (I.R.S. employer identification no.)
                             1800 Washington Road
                           Pittsburgh, PA 15241-1421

            (Address of principal executive offices) (Postal Code)


                            SENIOR UNSECURED NOTES

                      (Title of the indenture securities)

                                      -2-

Item 1.  General Information
         -------------------
         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.
                        Federal Reserve Bank of New York
                        33 Liberty Street
                        New York, N. Y. 10045

                        State of New York Banking Department
                        State House, Albany, N.Y.

         (b) Whether it is authorized to exercise corporate trust powers. The Trustee is authorized to exercise corporate trust powers.

Item 2.  Affiliation with the Obligor.
         -----------------------------
         If the obligor is an affiliate of the trustee, describe each such affiliation.
         The obligor is not an affiliate of the Trustee.

Item 16. List of Exhibits.
         -----------------
         List below all exhibits filed as part of this statement of eligibility.

         Exhibit 1   - Copy of the Organization Certificate of the Trustee as
                       now in effect. (Exhibit 1 to T-1 to Registration Statement No. 333-6688).

         Exhibit 2   - Copy of the Certificate of Authority of the Trustee to
                       commerce business. (Exhibit 2 to T-1 to Registration Statement No. 333-6688).

         Exhibit 3   - None; authorization to exercise corporate trust powers is contained in the documents identified above as Exhibit 1 and 2.

         Exhibit 4   - Copy of the existing By-Laws of the Trustee.(Exhibit 4 to
                       T-1 to Registration Statement No. 333-6688).

         Exhibit 5  -  No Indenture referred to in Item 4.

         Exhibit 6  -  The consent of the Trustee required by Section 321 (b) of the Trust Indenture Act of 1939.(Exhibit 6 to T-1 to Registration Statement No. 333-27685).

         Exhibit 7  -  Copy of the latest Report of Condition of the Trustee as of March 31, 2002



                                   SIGNATURE



          Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, The Bank of Nova Scotia Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the th day of May, 2002.



                                    THE BANK OF NOVA SCOTIA TRUST
                                         COMPANY OF NEW YORK


                                    By: /s/ John F. Neylan
                                        ------------------
                                        John F. Neylan
                                        Secretary

                                                                 FFIEC 04:
                                                                 Page RC 1
The Bank of Nova Scotia Trust Company of New York
Legal Title of Bank                                                   10

New York
City

New York                       10006
State                         Zip Code


FDIC Certificate Number


Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for March 31, 2002

All schedules are to be reported in thousands of dollars.
Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                        Dollar Amounts in Thousands
                                                                                                    RCON    Bil   Mil     Thou
                                                                                                    ----------------------------
ASSETS
 1. Cash and balances due from depository institutions (from Schedule RC-A):
    a. Noninterest-bearing balances and currency and coin/1/.....................................   0081                  660  1.a.
    b. Interest-bearing balances/2/..............................................................   0071                1,770  1.b.
 2. Securities:
    a. Held-to maturity securities (from Schedule RC-B, column A)................................   1764                1,217  2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D)..............................   1773                    0  2.b.
 3. Federal funds sold and securities purchased under agreements to resell:
    a. Federal funds sold........................................................................   B987                    0  3.a.
    b. Securities purchased under agreements to resell/3/........................................   B989               13,000  3.b.
 4. Loans and lease financing receivables (from Schedule RC-C):
    a. Loans and leases held for sale............................................................   5369                    0  4.a.
    b. Loans and leases, net of unearned income..................................................   B528                    0  4.b.
    c. LESS: Allowance for loan and lease losses.................................................   3123                    0  4.c.
    d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)...............   B529                    0  4.d.
 5. Trading assets (from Schedule RC-D)..........................................................   3545                    0  5.
 6. Premises and fixed assets (including capitalized leases).....................................   2145                    0  6.
 7. Other real estate owned (from Schedule RC-M).................................................   2150                    0  7.
 8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M).....   2130                    0  8.
 9. Customers' liability to this bank on acceptances outstanding.................................   2155                    0  9.
10. Intangible assets:
    a. Goodwill..................................................................................   3163                    0 10.a.
    b. Other intangible assets (from Schedule RC-M)..............................................   0426                    0 10.b.
11. Other assets (from Schedule RC-F)............................................................   2160                  143 11.
12. Total assets (sum of items 1 through 11).....................................................   2170               16,790 12.

/1/ Includes cash items in process of collection and unposted debits. /2/ Includes time certificates of deposit not held for trading.
/3/ Includes all securities resale agreements, regardless of maturity.

                                                                       FFIEC 041
                                                                       Page RC-2

                                                                              11
Schedule RC--Continued

                                                                       Dollar Amounts in Thousands
                                                                                                     RCON   Bil  Mil  Thou
                                                                                                     ----------------------
LIABILITIES
13.  Deposits
     a.   In domestic offices (sum of totals of columns A and C from Schedule RC-E)...............   2200             3,392 13.a.
          (1)  Noninterest-bearing/1/.............................................................   6631             3,361 13.a.(1)
          (2)  Interest bearing...................................................................   5636                31 13.a.(2)
     b.   Not applicable
14.  Federal funds purchased and securities sold under agreements to repurchase
     a.   Federal funds purchased/2/..............................................................   B993                 0 14.a.
     b.   Securities sold under agreements to repurchase/3/.......................................   B995                 0 14.b.
15.  Trading liabilities (from Schedule RC-D).....................................................   3548                 0 15.
16.  Other borrowed money (includes mortgage indebtedness and obligations under
     capitalized leases) (from Schedule RC-M).....................................................   3190                 0 16.
17.  Not applicable
18.  Bank's liability on acceptances executed and outstanding.....................................   2920                 0 18.
19.  Subordinated notes and debentures/4/.........................................................   3200                 0 19.
20.  Other liabilities (from Schedule RC-G).......................................................   2930               228 20.
21.  Total liabilities (sum of items 13 through 20)...............................................   2948             3,620 21.
22.  Minority interest in consolidated subsidiaries...............................................   3000                 0 22.
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus................................................   3838                 0 23.
24.  Common stock.................................................................................   3230             1,000 24.
25.  Surplus (exclude all surplus related to preferred stock).....................................   3839            10,030 25.
26.  a.   Retained earnings.......................................................................   3632             2,140 26.b.
     b.   Accumulated other comprehensive income/5/...............................................   B530                 0 26.b.
27.  Other equity capital components/6/...........................................................   A130                 0 27.
28.  Total equity capital (sum of items 23 through 27)............................................   3210            13,170 28.
29.  Total liabilities, minority interest, and equity capital (sum of items 21, 22 and 28)........   3300            16,790 29.

Memorandum

To be reported with the March Report of Condition.
1.   Indicate in the box at the right the number of the statement below that best                          -------------------
     describes the most comprehensive level of auditing work performed for the bank                         RCON     Number
     by independent external auditors as of any date during 2001..................................          6724       1      M.1.

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Attestation on bank management's assertion on the effectiveness of the bank's internal control over financial reporting by a certified public accounting firm
4 = Directors examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
5 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
6 =  Review of the bank's financial statements by external auditors
7 =  Compilation of the bank's financial statements by external auditors
8 =  Other audit procedures (excluding tax preparation work)
9 =  No external audit work

/1/ Includes total demand deposits and noninterest-bearing time and savings deposits
/2/ Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "Other borrowed money."
/3/  Includes all securities repurchase agreements, regardless of maturity.
/4/  Includes limited life preferred stock and related surplus
/5/ Includes net unrealized holding gains (losses) on available-for-sale securities accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.
/6/  Includes treasury stock and unearned Employee Stock Ownership Plan shares